Exhibit 99 (a)
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: Dura Automotive System, Inc. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Reporting Period: January 2008
MONTHLY OPERATING REPORT

Affidavit/
		Document	Supplement
REQUIRED DOCUMENTS	Form No.	Attached	Attached
Condensed Combined Debtors-In-Possession Statement of Operations for the four weeks ended January 27, 2008	MOR-1	X
Condensed Combined Debtors-In-Possession Balance Sheet as of January 27, 2008	MOR-2	X
Condensed Combined Debtors-In-Possession Statement of Cash Flows for the four weeks ended January 27, 2008	MOR-3	X
Notes to Monthly Operating Report	MOR-4	X
Schedule of Cash Disbursements	MOR-5
Disbursements by Petitioning Entity	A	X
Bank Account Information	B	X	X
Not Used	MOR-6
Status of Postpetition Taxes	MOR-7		X
Summary of Unpaid Postpetition Debts	MOR-8		X
Summary Accounts Payable Aging Schedule	MOR-8		X
Summary Accounts Receivable Aging Schedule	MOR-8	X
Debtors Questionnaire	MOR-9	X
     I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.
PREPARER AND RESPONSIBLE PARTY:

Matti Masanovich, Vice President and Corporate Controller	February 29, 2008

MOR-1
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Condensed Combined Debtors-In-Possession Statement of Operations
For the Four Weeks Ended January 27, 2008
(Unaudited)
(In thousands of dollars)

	Automotive	Corporate & Other	Total Debtors
Total sales	$44,161	$(2)	$44,159
Cost of sales	44,639	1,137	45,776

Gross profit (loss)	(478)	(1,139)	(1,617)
Selling, general & administrative expenses	1,038	4,987	6,025
Facility consolidation, asset impairment and other charges	412	18	430
Amortization expense	—	19	19

Operating income (loss)	(1,928)	(6,163)	(8,091)
Interest expense, net	420	4,300	4,720

Loss before reorganization items and income taxes	(2,348)	(10,463)	(12,811)
Reorganization items	—	4,103	4,103

Loss before income taxes	(2,348)	(14,566)	(16,914)
Provision for income taxes	22	—	22

Loss from continuing operations	(2,370)	(14,566)	(16,936)
Loss from discontinued operations	—	3	3

Net loss	$(2,370)	$(14,569)	$(16,939)

The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-2
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Condensed Combined Debtors-In-Possession Balance Sheet
As of January 27, 2008
(Unaudited)
(In thousands of dollars)

		Corporate &	Debtor
	Automotive	Other	Elimination	Total Debtors
ASSETS:
Current Assets:
Cash and cash equivalents	$2,538	$5,279	$—	$7,817
Receivables, net
Trade	91,694	(9,691)	—	82,003
Other	5,055	(22)	—	5,033
Non Debtors subsidiaries	3,525	37,085	(9,450)	31,160
Inventories	47,159	520	—	47,679
Other current assets	21,889	13,502	—	35,391

Total Current Assets	171,860	46,673	(9,450)	209,083
Property, plant and equipment, net	107,588	19,181	—	126,769
Goodwill, net	—	178,611	—	178,611
Notes Receivable from Non Debtors subsidiaries	1,763	121,027	67,780	190,570
Investment in Non Debtors subsidiaries	67,464	900,159	(176,976)	790,647
Other noncurrent assets	4,577	3,425	—	8,002

Total Assets	$353,252	$1,269,076	$(118,646)	$1,503,682

LIABILITIES AND STOCKHOLDERS’ INVESTMENT:
Current Liabilities Not Subject to Compromise:
Debtors-in-possession financing	$—	$143,635	$—	$143,635
Accounts Payable	5,005	31,590	—	36,595
Accounts Payable to Non Debtors subsidiaries	5,342	7,518	(9,458)	3,402
Accrued Liabilities	17,574	57,215	8	74,797

Total Current Liabilities Not Subject to Compromise	27,921	239,958	(9,450)	258,429
Long-term Liabilities:
Notes Payable to Non Debtors subsidiaries	(141,618)	83,363	67,780	9,525
Other noncurrent liabilities	14,427	31,271	—	45,698
Liabilities Subject to Compromise	—	1,309,980	—	1,309,980

Total Liabilities	(99,270)	1,664,572	58,330	1,623,632
Stockholders’ Investment	452,522	(395,496)	(176,976)	(119,950)

Total Liabilities and Stockholders’ Investment	$353,252	$1,269,076	$(118,646)	$1,503,682

The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-3
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Condensed Combined Debtors-In-Possession Statement of Cash Flows
For the Four Weeks Ended January 27, 2008
(Unaudited)
(In thousands of dollars)

	Automotive	Corporate & Other	Total Debtors
Operating Activities:
Net income (loss)	$(2,370)	$(14,569)	$(16,939)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and asset impairments	1,465	329	1,794
Amortization of deferred financing fees	—	2,705	2,705
Facility consolidation and other charges	412	18	430
(Gain)/loss on sale of assets	(13)	—	(13)
Reorganization Items	—	4,103	4,103
Changes in other operating items:
Accounts receivable	12,825	(1,037)	11,788
Inventories	(2,467)	—	(2,467)
Other current assets	(516)	70	(446)
Noncurrent assets	76	236	312
Accounts payable	(1,194)	2,525	1,331
Accrued liabilities	(3,127)	(6,682)	(9,809)
Noncurrent liabilities	(475)	(860)	(1,335)
Current intercompany transactions	(3,022)	3,983	961

Net cash provided by (used in) operating activities	1,594	(9,179)	(7,585)
Investing Activities:
Purchases of property, plant and equipment	(870)	—	(870)
Proceeds from sales of assets	26	—	26

Net cash used in investing activities	(844)	—	(844)
Financing Activities:
DIP borrowings	—	6,153	6,153
Debt issuance costs	—	—	—

Net cash used in financing activities	—	6,153	6,153

Net change in cash & cash equivalents from continuing operations	750	(3,026)	(2,276)

Cash Flows from discontinued operations	—	1,747	1,747

Cash & Cash Equivalents, Beginning Balance	1,788	6,558	8,346

Cash & Cash Equivalents, Ending Balance	$2,538	$5,279	$7,817

The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-4
DURA AUTOMOTIVE SYSTEMS, INC.
(DEBTORS-IN-POSSESSION)
NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)
January 27, 2008
1. Background and Organization:
     Dura Automotive Systems, Inc. (a Delaware Corporation) is a holding company whose predecessor was formed in 1990. Dura Automotive Systems, Inc. (collectively referred to as “DURA”, “Company”, "we”, “our” and “us”) is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry.
     Chapter 11 Bankruptcy Filing - On October 30, 2006, DURA and its United States (“U.S.”) and Canadian subsidiaries (the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly-administered under Case No. 06-11202 (KJC). The Debtors will continue to operate their businesses as “debtors-in-possession” under the supervision of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. DURA’s Latin American, Asian and European subsidiaries were not included in the filings and will continue their business operations without supervision from the Bankruptcy Court and will not be subject to the requirements of the Bankruptcy Code.
     The Debtors are currently operating pursuant to Chapter 11 under the Bankruptcy Code and continuation of DURA as a going-concern is contingent upon, among other things, the Debtors’ ability (i) to comply with the terms and conditions of the Debtors-in-possession (“DIP”) financing agreement described in Note 3; (ii) to develop a plan of reorganization and obtain confirmation under the Bankruptcy Code; (iii) to reduce unsustainable debt and other liabilities and simplify our complex and restrictive capital structure through the bankruptcy process; (iv) to return to profitability; (v) to generate sufficient cash flow from operations; and (vi) to obtain financing sources to meet our future obligations. These matters create uncertainty relating to our ability to continue as a going concern. The accompanying condensed combined financial statements do not reflect any adjustments relating to the recoverability and classification of assets or liabilities that might result from the outcome of these uncertainties. In addition, any plan of reorganization could materially change amounts reported in our condensed combined financial statements, which do not give effect to any adjustments of the carrying value of assets and liabilities that may be necessary as a consequence of reorganization under Chapter 11.
2. Significant Accounting Policies:
     Condensed Combined Debtors-in-possession Financial Statements - The financial statements contained within represent the condensed combined financial statements for the Debtors only. The financial statements have been prepared in accordance with consultations with the Trustee for the Bankruptcy Court. Accordingly, the grouping of the financial information by Automotive, and Corporate & Other do not fully represent business segments or business lines, but rather a combination of the various Debtors into groupings based upon consultation with the Trustee of the Bankruptcy Court to facilitate our Court reporting requirements. Such reporting does not reflect earnings and other transactions in equity investments in non-debtor subsidiaries, allocation of costs of support services provided by other reporting groups, or income tax allocations. The Debtors’ condensed combined financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in Chapter 11, generally does not change the manner in which financial statements are prepared. However, it does require that the financial statements for periods subsequent to the filing of the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations. The balance sheet must distinguish prepetition liabilities subject to compromise from both those prepetition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash provided by reorganization items must be disclosed separately in the statements of cash flows. DURA adopted SOP 90-7 effective on October 30, 2006 and segregated those items as outlined above for all reporting periods subsequent to such date.
     The unaudited condensed combined financial statements have been derived from the books and records of the Debtors. The financial information is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The Debtors believe that the financial information could be subject to changes, and these changes could be material. Certain prepetition trade accounts payable and debt balances are subject to further review and possible reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2006 Annual Report on Form 10-K/A — Amendment No. 1as filed with the United States Securities and Exchange Commission.
     The results of operations herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the combined results of operations, financial position and cash flows of Debtors in the future.
     The condensed combined financial statements filed with the Bankruptcy Court are subject to change. The Debtors may, at a future date, amend its schedules for updated financial information.
     Intercompany Transactions - Significant intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the DURA’s non-Debtors subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans and payables.
     Corporate Allocation Expenses - The Debtors incur expenses directly and indirectly on behalf of the non-Debtors subsidiaries. On a monthly basis, an estimated charge of such expenses, are charged back to non-Debtors. During January 2008, the Debtors charged back these expenses aggregating approximately $0.9 million to non-Debtors.
     Cash Equivalents - Cash equivalents consist of money market instruments with original maturities of three months or less and are stated at cost, which approximates fair value.
     Revenue Recognition and Sales Commitment - We recognize revenue when title passes to our customers, which occurs primarily when products are shipped from our facilities to our customers. We enter into agreements with our customers at the beginning of a given vehicle’s life to produce products. Once such agreements are entered into by us, fulfillment of the customers’ purchasing requirements is our obligation for the entire production life of the vehicle, with terms of up to seven years, and we generally have no provisions to terminate such contracts.
          Our allowances for doubtful accounts and sales allowances primarily represent potential adjustments to amounts billed to customers for shipments made which are unremitted. Sales price allowances are recorded as an adjustment to sales at the U.S. Corporate books. Allowances for doubtful accounts, which are not significant, are recorded in cost of sales.
     Inventories - Inventories are valued at the lower of first-in, first-out cost or market.

     Property, Plant and Equipment - Property, plant and equipment are stated at cost or at impaired value where SFAS Statement No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets” valuations have been performed. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives. Maintenance and repairs are charged to expense as incurred. Major betterments and improvements, which extend the useful life of the item, are capitalized and depreciated.
     Goodwill and Other Intangible Assets - Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS Statement No. 142 "Goodwill and Other Intangible Assets”. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS Statement No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets". Our annual review for impairment is currently in process.
     Restructuring Charges - We recognize restructuring charges in accordance with SFAS No. 88 “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, SFAS No. 112 “Employer’s Accounting for Post-employment Benefits”, SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities” and EITF 95-3 “Recognition of Liabilities in Connection with a Purchase Business Combination.” Such charges relate to exit activities and primarily include employee termination charges, lease expenses net of any actual or estimated sublease income, employee relocation, asset impairment charges, moving costs for related equipment and inventory, and other exit related costs associated with a plan approved by senior level management. The recognition of restructuring charges requires us to make certain assumptions and estimates as to the amount and when to recognize exit activity related charges. Quarterly, we re-evaluate the amounts recorded and will adjust for changes in estimates as facts and circumstances change.
     Income Taxes - We account for income taxes in accordance with the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differing treatment of items for financial reporting and income tax reporting purposes. The deferred tax balances are adjusted to reflect tax rates by tax jurisdiction, based on currently enacted tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, the Company provides a full valuation allowance against its U.S. deferred tax assets.
     Use of Estimates - The preparation of condensed combined financial statements prepared in conformity with U.S. Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from these estimates. The financial statements have been prepared assuming the Company continues as a going concern.
     Defined Benefit Plans and Postretirement Benefits - We sponsor defined benefit type plans that cover certain hourly and salaried employees in the U.S. and Canada. Our policy is to make annual contributions to the plans to fund the normal cost as required by local regulations. In addition, we have postretirement medical benefit plans for certain employee groups and have recorded a liability for our estimated obligation under these plans.
     Warranty and Environmental - We face an inherent business risk of exposure to product liability and warranty claims in the event that our products fail to perform as expected and such failure of our products results, or is alleged to result, in bodily injury and/or property damage. OEMs are increasingly requiring their outside suppliers to guarantee or warrant their products and bear the costs of repair and replacement of such products under new vehicle warranties. Depending on the terms under which we supply products to an OEM, an OEM may hold us responsible for some or all of the repair or replacement costs of defective products under new vehicle warranties when the product supplied did not perform as represented. In addition, we are subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. Some of our operations generate hazardous substances. Like all manufacturers, if a release of hazardous substances occurs or has occurred at or from any of our current or former properties or at a landfill or another location where we have disposed of wastes, we may be held liable for the contamination, which could be material. Our policy is to record reserves for customer warranty and environmental costs on a case by case basis at the time we believe such amounts are probable and reasonably estimable and to review these determinations on a quarterly basis, or more frequently as additional information is obtained. We have established reserves for issues that are probable and reasonably estimable in amounts management believes are adequate to cover reasonable adverse judgments. We determine our warranty and environmental reserves based on identified claims and the estimated ultimate projected claim cost. The final amounts determined for these matters could differ significantly from recorded estimates. We do not carry insurance for warranty or recall matters, as the cost and availability for such insurance, in the opinion of management, is cost prohibitive or not available.
     Interest Expense - In accordance with the Court-approved first day motion, the Company continues to accrue and pay the interest on its Second Lien Term Loan whose principal balance is subject to compromise. Interest on unsecured prepetition debt, other than the Second Lien Term Loan, has not been accrued as provided for under the U.S. Bankruptcy Code.
3. Debt:
     Debtors-In-Possession (“DIP”) Financing
          In connection with the Chapter 11 filings, the Debtors have entered into a Senior Secured Super-Priority Debtors In Possession Term Loan and Guaranty Agreement, dated as of October 31, 2006, by and among Dura Operating Corp. (“DOC”), as Borrower, the Company and certain subsidiaries of the Company and DOC, as Guarantors, Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Sole Bookrunner, Joint Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, and each of the Lenders party thereto (the “Term Loan DIP Credit Agreement”). The Bankruptcy Court gave interim approval to borrow $50.0 million under this agreement. Additionally, the Debtors also entered into a Senior Secured Super-Priority Debtors In Possession Revolving Credit and Guaranty Agreement, by and among DOC, as Borrower, the Company and certain subsidiaries of the Company and DOC, as Guarantors, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Sole Bookrunner, Joint Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, and each of the Lenders party thereto (the “Revolving DIP Credit Agreement” and together with the Term Loan DIP Credit Agreement, the “DIP Credit Agreements”). The Bankruptcy Court approved the full DIP Credit Agreements of $300 million on November 30, 2006.
          The Term Loan DIP Credit Agreement provides for up to $165 million term loan and up to a $20.0 million pre-funded synthetic letter of credit facility and the Revolving DIP Credit Agreement will provide for an asset based revolving credit facility for up to $115 million, subject to borrowing base and availability terms, with a $5.0 million sublimit for letters of credit. Borrowings under the DIP Credit Agreement will be used to repay outstanding amounts and support outstanding letters of credit under DOC’s existing asset based revolving credit facility, terminated interest rate swaps liabilities, payment of certain adequate protection payments, professionals’ fees, transaction costs, fees and expenses incurred in connection with the DIP Credit Agreements, other prepetition expenses, to provide working capital and for other general corporate purposes. Obligations under the DIP Credit Agreements are secured by a lien on the assets of the Debtors (which lien will have first priority with respect to many of the Debtors’ assets) and by a superpriority administrative expense claim in each of the Cases.
          In connection with the sale of certain Atwood Mobile Products’ assets on August 27, 2007, we received $160.2 million of proceeds, of which $4.5 million was held in an escrow account. Proceeds were used to pay down $60.8 million of the DIP Term Loan and $84.3 million of the DIP Revolver.

          The DIP Credit Agreements bear interest as follows: (a) in the case of borrowings under the Revolving DIP Credit Agreement, at the Borrower’s option, (i) at the Base Rate plus 0.75% per annum or (ii) at the reserve adjusted LIBOR Rate plus 1.75% per annum; and (b) in the case of borrowings under the Term Loan DIP Credit Agreement, at the Borrower’s option, (i) at the Base Rate plus 2.25% per annum or (ii) at the reserve adjusted LIBOR Rate plus 3.25% per annum. In addition, the DIP Credit Agreements obligate the Debtors to pay certain fees to the Lenders, as described in the DIP Credit Agreements.
          The DIP Credit Agreements contain various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
          The Debtors’ obligations under the DIP Credit Agreements may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties, or covenants made in the DIP Credit Agreements or the conversion of any of the Chapter 11 filings to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.
          On December 28, 2007, the Company received the necessary consents from its lenders to amend the terms of the Revolving DIP Credit Agreement and the Term Loan DIP Credit Agreement to, among other things, (i) extend their final maturity dates from December 31, 2007 to January 31, 2008, (ii) restrict outstanding borrowings under the Revolving DIP Credit Agreement to a maximum amount of $48 million, (iii) waive the minimum EBITDA covenant under the Revolving DIP Credit Agreement during January, 2008 and extend the capital expenditure covenant set forth in the Term Loan DIP Credit Agreement, (iv) incorporate a new minimum excess availability covenant in the Revolving DIP Credit Agreement and (v) increase the interest rate set forth in the Term Loan DIP Credit Agreement by 2.00%. As of January 27, 2008, the outstanding balances on the DIP Term Loan and DIP Revolver were $104.4 million and $39.2 million, respectively.
          On January 30, 2008, the Debtors entered into a (i) Senior Secured Super-Priority Debtor In Possession Term Loan and Guaranty Agreement, by and among DOC, as Borrower, the Company and certain domestic subsidiaries of the Company and DOC, as Guarantors, Ableco Finance LLC, as Administrative Agent and Collateral Agent, Ableco Finance LLC, as Sole Bookrunner, Lead Arranger, Documentation Agent and Syndication Agent, Bank of America, N.A., as Issuing Bank, and each of the Lenders party thereto (the “New Term Loan DIP Agreement”) and (ii) Amendment No. 5 to Revolving DIP Credit Agreement (the “Revolver Amendment”) by and among DOC, as Borrower, the Company, certain domestic subsidiaries of the Company and DOC, General Electric Capital Corporation, as Adminstrative Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent, and Bank of America, N.A., as Issuing Bank. The Bankruptcy Court approved the New Term Loan DIP Agreement and the Revolver Amendment on January 30, 2008.
          The New Term Loan DIP Credit Agreement provides for a $150 million term loan and $20 million pre-funded synthetic letter of credit facility. Borrowings under the New Term Loan DIP Credit Agreement were used to repay outstanding amounts under DOC’s existing Term Loan DIP Credit agreement, fees and expenses incurred in connection with the New Term Loan DIP Agreement and to repay outstanding revolving loans under the Revolving DIP Credit Agreement. Obligations under the New Term Loan DIP Agreement are secured by a lien on the assets of the Debtors (which lien will have first priority with respect to many of the Debtors’ assets) and by a superpriority administrative expense claim in each of the Chapter 11 cases.
          Advances under the New Term Loan DIP Credit Agreement will bear interest as follows: at the Borrower’s option, (i) at the Base Rate plus 7.0% per annum or (ii) at the reserve adjusted LIBOR Rate plus 10.00% per annum; provided, that (i) in no event shall (x) the Base Rate be less than 6.75% at any time or (y) the LIBOR Rate be less than 3.75% and (ii) accrued interest less 3% will be paid monthly. This remaining 3% interest shall be payable in kind and added to the outstanding principal amount upon each payment date.

          The New Term Loan DIP Agreement contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants (e.g., minimum consolidated adjusted EBITDA and budget compliance).
          The Debtors’ obligations under the New Term Loan DIP Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties, or covenants made in the New Term Loan DIP Agreement or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.
          The New Term Loan DIP Agreement matures on the earlier of (i) the date which is 30 days following the date of entry of the interim order if the final order has not been entered by the Bankruptcy Court on or prior to such date, (ii) June 30, 2008, (iii) the substantial consummation of a plan of reorganization in the Cases, (iv) the sale of all or substantially all of the assets of the Debtors or (v) termination of the commitment or acceleration of the loans as a result of an Event of Default.
          The Revolver Amendment amended the terms of the existing Revolving DIP Credit Agreement to, among other things, (i) extend its final maturity date from January 31, 2008 to June 30, 2008, (ii) reduce the commitment from $115M to $90M, (iii) delete the minimum EBITDA covenant and amend the budget compliance covenant to provide for a 25% cushion during the months of February and March and a 20% cushion thereafter, in each case with respect to the amount budgeted for revolver borrowings during such time, (iv) permit the Debtors to retain certain asset sale proceeds, (v) amend the Revolving DIP Credit Agreement to include certain representations, warranties and covenants contained in the New Term Loan DIP Agreement, (vi) include a covenant requiring the Debtors to meet certain milestones in their restructuring plan, (vii) amend the excess availability covenant to increase the minimum excess availability requirement to $25M subject to subsequent decreases to $20M and $15M upon compliance with certain conditions set forth in the Revolver Amendment and (viii) increase the interest rate set forth in the Revolving DIP Credit Agreement by .50%; provided that LIBOR Rate shall not be available to the Debtors during the remaining term of the Revolving DIP Credit Agreement.
     Pursuant to the requirements of SOP 90-7 as of the Chapter 11 Filings, deferred financing fees, and deferred gain on interest rate swap, related to prepetition debt, are no longer being amortized and have been included as an adjustment to the net carrying value of the related prepetition debt.
The Company has classified all outstanding prepetition debt as liabilities subject to compromise.
4. Reorganization Items:
     SOP 90-7 requires reorganization items such as revenues, expenses such as professional fees directly related to the process of reorganizing the Debtors under Chapter 11, realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the business to be separately disclosed. The Debtors’ reorganization items for the four weeks ended January 27, 2008 were $4.1 million, which represents professional fees and other expenses.
5. Liabilities Subject to Compromise
     As a result of the Chapter 11 filings, the payment of prepetition indebtedness may be subject to compromise or other treatment under the Debtors’ plan of reorganization. Generally, actions to enforce or otherwise effect payment of prepetition liabilities are stayed. Although prepetition claims are generally stayed, at hearings held on October 31, 2006, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed post petition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.

     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.
     Estimated liabilities subject to compromise as of January 27, 2008, consist of the following (in thousands):

Long-term notes not fully secured	$1,206,570
Accrued interest	44,026
Accounts payable	39,512
Compensation and benefits	19,872

$1,309,980

6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed post petition accounts payable have been and are being paid under agreed-upon payment terms.

MOR-5A
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Schedule of Cash Disbursements by Petitioning Entity
For the Four Weeks Ended January 27, 2008
(In thousands of dollars)

In re: Jointly Administered	CASE #	Payments
Dura Automotive Systems, Inc.	06-11202	$—
Dura Operating Corp.	06-11203	21,128
Dura Aircraft Operating Company, LLC	06-11213	—
Dura Automotive Systems Cable Operations, Inc.	06-11214	3,266
Dura Automotive Systems of Indiana, Inc.	06-11215	—
Dura Brake Systems, L.L.C.	06-11216	—
Dura Fremont L.L.C.	06-11219	8,221
Dura Gladwin L.L.C.	06-11220	2,918
Dura Global Technologies, Inc.	06-11221	—
Dura G.P.	06-11222	25,486
Dura Mancelona, L.L.C.	06-11223	4,619
Dura Services L.L.C.	06-11224	—
Dura Shifter L.L.C.	06-11225	—
Universal Tool & Stamping Company, Inc.	06-11234	65
Dura Automotive Canada ULC	06-11235	—
Dura Automotive Systems (Canada), Ltd.	06-11236	1,660
Dura Canada LP	06-11237	—
Dura Holdings Canada LP	06-11238	—
Dura Holdings ULC	06-11239	—
Dura Ontario, Inc.	06-11240	—
Dura Operating Canada LP	06-11241	—

Total payments		$67,363

     Allocation of payments are based on each respective entity’s approximate inventory purchases and labor distributions amounts for the month.

MOR-5B
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Existing Bank Accounts Information
Reporting Period: January 2008
(In thousands of dollars)

Legal Entity	Bank	Account Type	Lockbox/Account #	Balance
Dura Operating Corp.	Bank of America, N.A.	Disbursement (ZBA)	81882-06825	$—
Dura Operating Corp.	Bank of America, N.A.	Health Care Flexible Spending	81884-00841	2
Dura Operating Corp.	Bank of America, N.A.	Concentration Account	81886-00840	3,567
Dura Operating Corp.	Bank of America, N.A.	Disbursement (ZBA)	87656-00688	—
Dura Operating Corp.	Bank of America, N.A.	Disbursement (ZBA)	87656-01616	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 2779	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 12909	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 13894	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 12920	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 99300	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 14131	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 14138	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 14141	—
Dura Operating Corp.	ABN Amro (Mexico) SA	Master Account	5401977250	2,488
Dura Operating Corp.	JP Morgan Chase	Checking Account	768007101300	158
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD Concentration	40212 00459 18	(884)
Dura Automotive Systems (Canada), Ltd.	Scotiabank	USD Concentration	40212 00611 15	(945)
Dura Automotive Canada ULC	Scotiabank	CAD Chequing/Receipts	40212 00276 18	5
Dura Canada LP	Scotiabank	CAD Chequing/Receipts	40212 00528 17	5
Dura Operating Corp.	Scotiabank	CAD Chequing/Receipts	47696 01718 16	703
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD Chequing	47696 02728 17	128
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD Chequing/Receipts	40212 00465 15	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD ZBA	41012 00832 16	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD ZBA	80192 00459 18	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD Chequing	80192 00664 19	2,590
Dura Automotive Systems (Canada), Ltd.	Scotiabank	USD Chequing/Receipts	40212 00612 12	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	USD ZBA	41012 00853 16	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	USD ZBA	80192 01472 14	—
Trident Automotive LP	Bank of America, N.A.	Checking Account	8188208428	—
Dura Automotive Systems Cable Operations, Inc.	Bank of America, N.A.	Checking Account	8188208404	—
Trident Automotive LLC	Bank of America, N.A.	Checking Account	8188208423	—
Dura Operating Corp.	LaSalle Bank	Disbursement	2770724058	—
Dura Operating Corp.	JP Morgan	Investment A/C	304907715	—

				$7,817

MOR-7
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Status of Postpetition Taxes
Reporting Period: January 2008
(Dollars in 000’s)
Postpetition Taxes
I, Matti Masanovich, Vice President and Corporate Controller, attest under penalty of perjury and to the best of my knowledge, information and belief, all postpetition federal, and significant state and local taxes are current as of January 27, 2008, in all material respects.

Matti Masanovich, Vice President and Corporate Controller	February 29, 2008

MOR-8
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Summary of Unpaid Postpetition Debts
Reporting Period: January 2008
(In thousands of dollars)
ACCOUNTS PAYABLE AGING POSTPETITION
The Debtors are still in the process of segregating prepetition and post petition accounts payable in their Accounting Systems given the substantial cash-in-advance payments previously performed and currently being processed and/or completed under the payment terms a large number of the Debtors’ vendors have imposed on them. Accordingly, the Debtors can not currently provide a precise aging of their postpetition accounts payable. I do attest that the Debtors are complying in all material aspects with the postpetition payment terms for undisputed amounts owed that their current suppliers have imposed on them.

Matti Masanovich, Vice President and Corporate Controller	February 29, 2008
BILLED TRADE ACCOUNTS RECEIVABLE AGING

Accounts Receivable Aging	Jan-08
Current	$35,718
0-30 days	24,934
31-60 days	5,889
61-90 days	4,501
91+ days	14,199
Total Accounts Receivable	85,241
Amounts considered uncollectible and sales allowances	(3,238)

Accounts Receivable (Net)	$82,003

MOR-9
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Debtor Questionnaire
Reporting Period: January 2008

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		X

2. Have any funds been disbursed from any account other than a debtor-in- possession account this reporting period? If yes, provide an explanation below.		X

3. Have all post-petition tax returns been timely filed? If no, provide an explanation below.	X

4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X